Exhibit 99.1

CONTACT:	Richard O’Connor - (203) 625-0770

SECURITY CAPITAL CORPORATION

ANNOUNCES ENGAGEMENT OF NEW PRINCIPAL ACCOUNTANT

AND DELAYED FILING OF ITS FORMS 10-Q FOR THE

QUARTERS ENDED MARCH 31, 2005 AND JUNE 30, 2005

Greenwich, CT – July 28, 2005 – Security Capital Corporation (AMEX: SCC) (the “Company”) announced today that the Audit Committee of the Board of Directors has engaged McGladrey & Pullen, LLP (“McGladrey”), an independent registered public accounting firm, to audit and report on the financial statements of the Company for the fiscal year ended December 31, 2005 and to perform a review of the Company’s interim financial information for the 2005 first, second and third quarters. The Company’s engagement of McGladrey was effective on July 25, 2005.

The Company also announced today that, on July 22, 2005, it notified the American Stock Exchange (the “AMEX”) that it will be unable to file its Form 10-Q for the quarter ended March 31, 2005 (the “First Quarter Form 10-Q”) by July 29, 2005, as the Company had previously reported.  The further delay in the filing of the First Quarter Form 10-Q is due, in part, to the necessary time needed in order for McGladrey to review of the Company’s financial statements.  The Company informed the AMEX that it currently expects that it will be in a position to file the First Quarter Form 10-Q by August 31, 2005.  As a result of the delayed filing of the First Quarter Form 10-Q, the Company will not be able to timely file its Form 10-Q for the quarter ended June 30, 2005 (the “Second Quarter Form 10-Q”) and has informed the AMEX that it currently expects to be in a position to file the Second Quarter Form 10-Q by September 15, 2005.  The Company also announced that it currently expects to announce estimated operating results for the second quarter of 2005 by August 15, 2005.

The Company’s two reportable segments are employer cost containment and health services, and educational services. The employer cost containment and health services segment consists of WC Holdings, Inc., which provides services to employers and their employees primarily relating to industrial health and safety, industrial medical care, workers’ compensation insurance and the direct and indirect costs associated therewith. The educational segment consists of Primrose Holdings, Inc., which is engaged in the franchising of educational child care centers, with related activities in real estate consulting and site selection services in the Southeast, Southwest and Midwest.

This release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Litigation Reform Act of 1995.  Such statements are based on management’s current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements.  Such factors and uncertainties include, but are not limited to: future legislative changes which could impact the laws governing workers’ compensation and medical malpractice insurance in the various states in which the Company’s employer cost containment and health services segment operates, the Company’s ability to enhance its existing services and successfully introduce and market new services, new service developments by the Company’s competitors, market acceptance of new services of both the Company and its competitors, competitive pressures on prices, the ability to attract and retain qualified personnel, interest rates, the Company’s ability to attract qualified franchisees or access to financing for these franchisees, the effects on the Company if a lender to one of the Company’s subsidiaries utilizes remedies available to it upon an event of default on loans at one of the Company’s subsidiaries, the Company’s ability to file the First

Quarter Form 10-Q and the Second Quarter Form 10-Q, the Company’s ability to regain compliance with the AMEX’s continued listing standards and decisions relative to and the outcome of any such decisions regarding strategic alternatives with respect to maximizing stockholder value and enhancing stockholder liquidity.